UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Piper Jaffray Companies
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Piper Jaffray Intranet Posting

Piper Jaffray 2016 Annual Meeting of Shareholders — Vote your shares

March 23, 2016

Employees who hold shares of Piper Jaffray at Wells Fargo will be receiving an email by March 25, 2016 with the subject line of “PIPER JAFFRAY COMPANIES Annual Meeting.” Please do not delete this email and be sure to retain your 12-digit control number wtihin the email. The email will have a link that takes you directly to a voting site, or go to www.proxyvote.com at any time and enter yor control number.

Employees who are shareholders of Piper Jaffray are encouraged to vote according to the Board of Directors’ recommendation as follows:

•                                          FOR all of the nominees for director;

•                                          FOR the ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Jaffray Companies for the year ending December 31, 2016; and

•                                          FOR the advisory vote approving the compensation of the officers disclosed in the proxy statement, or a “say-on-pay” vote; and

If you hold shares in a personal brokerage account, you will receive information in the mail with voting instructions.  If you receive both an e-mail and a mailing, it is important that you submit votes for all shares held.

Employees own a significant amount of Piper Jaffray common stock, and it is critical that you vote your shares.